Exhibit 1.2

SALES AGREEMENT

July 17, 2026

Citigroup Global Markets Inc.
Deutsche Bank AG, Hong Kong Branch
BTIG, LLC

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Deutsche Bank AG, Hong Kong Branch
60/F, International Commerce Centre
1 Austin Road West
Kowloon, Hong Kong

c/o BTIG, LLC
65 East 55th Street
New York, NY 10022

Ladies and Gentlemen:

Ascentage Pharma Group International, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Citigroup Global Markets Inc. (“Citi”), Deutsche Bank AG, Hong Kong Branch (“DB”) and BTIG, LLC (“BTIG”), each as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), American Depositary Shares (the “ADS”), each representing four ordinary shares (the “Ordinary Shares”), par value US$0.0001 per share (the “Placement ADSs”) on the terms set forth in this sales agreement (this “Agreement”).

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to that certain deposit agreement, dated as of January 28, 2025 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners from time to time of ADRs evidencing ADSs issued thereunder.

Section 1: DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price, set by the Company in the Issuance Notice, below which the applicable Agent shall not sell Placement ADSs during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the applicable Agent and which in no event shall be less than $1.00 without the prior written consent of such Agent, which may be withheld in such Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the Placement ADSs to be sold by the applicable Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the applicable Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Placement ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Placement ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of Placement ADSs for which Ordinary Shares have been authorized but not yet issued (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (c) the number or dollar amount of Placement ADSs permitted to be sold under Form F-3 or (d) the number or dollar amount of Placement ADSs for which the Company has filed a Prospectus (defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the ADSs, including any Placement ADSs, are then listed.

“Rule 462(b) Registration Statement” means any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of Placement ADSs.

“Sales Price” means the actual sale execution price of each Placement ADS placed by the applicable Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means up to three percent (3.0%) of the gross proceeds of Placement ADSs sold pursuant to this Agreement, or as otherwise agreed between the Company and the applicable Agent with respect to any Placement ADSs sold pursuant to this Agreement.

“Settlement Date” means the first business day that is also a Trading Day, or such other time period as required by the Exchange Act or by the rules promulgated thereunder, following each Trading Day during the period set forth in the Issuance Notice on which Placement ADSs are sold pursuant to this Agreement, when the Company shall deliver to the applicable Agent the amount of Placement ADSs sold on such Trading Day and the applicable Agent shall deliver to the Company the Issuance Price received on such sales.

“Trading Day" means any day on which the Principal Market is open for trading.

Section 2: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agents that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date (as defined below) with respect to which the Company is required to deliver a certificate pursuant to Section 4(p) (and such requirement is not waived) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed or will file, as applicable, with the Commission an automatic shelf registration statement, as defined under Rule 405 of the Securities Act, on Form F-3ASR that contains a base prospectus (the “Original Registration Statement”). Such registration statement registers the issuance and sale by the Company of the Placement ADSs under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement ADSs. Except where the context otherwise requires, such registration statement(s), as of any time, refers to (i) initially, the Original Registration Statement and (ii) on and after the date on which the Placement ADSs may no longer be offered and sold pursuant to the Original Registration Statement, any registration statement filed by the Company for the purpose of continuing the offering of the Placement ADSs, in each case, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents and information incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement.” The base prospectus filed as part of the Registration Statement, as amended in the form in which it has been filed most recently with the Commission, including the documents and information incorporated or deemed incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, is referred to herein as the “Base Prospectus.” Any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Placement ADSs, including all documents and information incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, any Prospectus Supplement and any applicable Free Writing Prospectus thereto, in the form the Base Prospectus, the Prospectus Supplement and any such Free Writing Prospectus are first furnished to the Agents for use in connection with the offering and sale of Placement ADSs, are collectively referred to herein as the “Prospectus.” Except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Placement ADSs that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. The Company’s obligations under this Agreement to furnish, provide or deliver or make available (and all other references of like import) copies of any report or statement shall be deemed satisfied if the same is filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Original Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and will become effective upon filing under Rule 462(e) of the regulations of the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. At the time the Registration Statement became or will become effective, and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F or undergoes a fundamental change, the Company will use its best efforts to meet the then-applicable requirements for use of Form F-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement became or will become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agents for use in connection with the issuance and sale of the Placement ADSs. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, at each Representation Date and at each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Placement ADSs as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply with said rule.

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Placement ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date, at each Representation Date and at each Settlement Date through the completion of the issuance and sale of the Placement ADSs did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, prepare, use or refer to, any Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Well-Known Seasoned Issuer. (A) At the time of effectiveness of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement ADSs in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Time of Sale, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act.

(g) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(h) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement or the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(i) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (i) comply with the requirements of the Exchange Act applicable to the Company, (ii) have been designed to ensure that information relating to the Company and its subsidiaries, including information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the Company’s periodic reports required under the Exchange Act are being prepared, (iii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent audited financial year; and (iv) are effective in all material respects to perform the functions for which they were established. Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal period that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Authorization of the Placement ADSs. The Placement ADSs and the Ordinary Shares underlying such Placement ADSs have been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and conforms in all material respects to the description of the ADSs and the Ordinary Shares contained in the Registration Statement and the Prospectus; the issuance of the Placement ADSs and the Ordinary Shares underlying such Placement ADSs is not subject to any preemptive or similar rights that have not been duly waived.

(l) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Placement ADSs against the deposit of the Ordinary Shares underlying the Placement ADSs in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Placement ADSs by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Ordinary Shares as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any preferred shares of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, except as have been duly and reliably satisfied or waived as of the date hereof. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Prospectus. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(m) Holdings. No holder of any Placement ADSs or underlying Ordinary Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Placement ADSs or underlying Ordinary Shares; and except as set forth in the Registration Statement and the Prospectus, there are no limitations on the rights of holders of the Placement ADSs to hold or transfer their securities.

(n) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied and have been disclosed in the Registration Statement and Prospectus.

(o) No Material Adverse Effect. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of options or the award, if any, of options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement and the Prospectus or (ii) the issuance, if any, of Ordinary Shares or ADSs upon conversion or settlement of Company securities as described in the Registration Statement and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development that would reasonably be expected to result in a material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Placement ADSs, or to consummate the transactions contemplated in the Registration Statement and the Prospectus.

(p) Independent Accountants. The accountant(s) who have audited the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement and the Prospectus are (i) independent public accountant(s) as required by the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and (ii) are registered public accounting firm(s) as defined by the Public Company Accounting Oversight Board (“PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(q) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of comprehensive loss, statement of financial positions, consolidated statements of changes in equity, and consolidated statements of cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with IFRS the information required to be stated therein. The summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited the financial statements, supporting schedules or other financial data filed with the Commission as part of the Registration Statement and the Prospectus.

(r) Company’s Accounting Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company and its subsidiaries, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law).

(s) Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified, or to be in good standing would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company that is required to be listed in the Registration Statement, the Prospectus or Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recent fiscal year has been so listed (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other person or entity.

(t) Capitalization and Other Share Capital Matters. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus in the column entitled “Actual” under the section “Capitalization and Indebtedness” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). All of the issued share capital of the Company has been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and conform in all material respects to the description of the Ordinary Shares and ADSs contained in the Registration Statement and the Prospectus. All of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Stock Exchange Listing. The Company’s Ordinary Shares have been registered pursuant to Section 12(b) of the Exchange Act, the ADSs are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or the listing of the ADSs (including the Placement ADSs) on the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The issue and sale of the Placement ADSs and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement, the Registration Statement and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Placement ADSs or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing additional ADSs on the Principal Market and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules of the Stock Exchange of Hong Kong (the “SEHK”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidelines issued by the China Securities Regulatory Commission (“CSRC”), as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) or the securities laws of any non-U.S. jurisdiction in connection with the issue and sale of the Placement ADSs and the compliance by the Company with this Agreement.

(w) No Material Actions or Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to or described in the Registration Statement, as applicable, that are not so filed or described.

(x) Intellectual Property Rights. Except as described in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries own, possess or license or can obtain on commercially reasonable terms adequate rights to all trademarks, service marks, trade names, domain names, social media accounts and identifiers, and other source identifiers, and all goodwill associated with any of the foregoing, inventions, patents, copyrights and copyrightable works, licenses, approvals, technology, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and all other intellectual property and similar proprietary rights in any jurisdiction throughout the world (including all registrations and applications for registration of any of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) used or held for use in the conduct of their respective businesses as currently conducted; (ii) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party; (iii) to the Company’s knowledge, neither the manufacture of, nor the use or sale of, any of the product candidates described in the Registration Statement and the Prospectus will conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party (it being understood that the representations and warranties in clauses (ii) and (iii) are made without giving effect to any exemption under applicable law to which the Company or any of its subsidiaries may be entitled (e.g., 35 U.S.C. Section 271(e)(1))); (iv) other than as described in the Registration Statement and the Prospectus, there are no rights of third parties (including any liens or encumbrances), except for customary retained and reversionary rights of third-party licensors and the rights of customers and strategic partners to use Company Intellectual Property Rights in the ordinary course, consistent with past practice, to any of the Intellectual Property Rights owned or purported to be owned by, or exclusively licensed to, the Company or any of its subsidiaries; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party (x) challenging the Company’s or any subsidiary of the Company’s rights in or to, or alleging a violation of any of the terms of, any of their owned or licensed Intellectual Property Rights, (y) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party, or (z) challenging the validity, scope or enforceability of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its subsidiaries, and in the case of each of clauses (x), (y) and (z), the Company and its subsidiaries have not received any notice of and are otherwise unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no infringement, misappropriation, breach or default, or other violation by any third parties of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its subsidiaries; (vii) the Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, or to third parties, each of whom is bound by a written confidentiality agreement; (viii) all founders, current and former employees, and consultants involved in the development of Intellectual Property Rights for or on behalf of the Company or any of its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or any of its applicable subsidiaries pursuant to which the Company or the applicable subsidiary either (A) has obtained ownership of and is the exclusive owner of such Intellectual Property Rights, or (B) has obtained a valid and unrestricted right to exploit such Intellectual Property Rights, sufficient for the conduct of the business as currently conducted and as proposed in the Registration Statement and the Prospectus to be conducted; except, in the case of each of (i) through (viii) above, where the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ix) all Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries are subsisting and, to the Company’s knowledge, solely with respect to issued patents and trademarks, are valid and enforceable.

(y) Open Source Software. (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a license approved by the Open Source Initiative at https://opensource.org/licenses (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not, in the cases of clause (i) or (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) All Necessary Permits, etc. The Company and its subsidiaries possess all material licenses, sub-licenses, certificates, authorizations and permits required by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, as described in the Registration Statement and the Prospectus, including, without limitation, from the U.S. Food and Drug Administration (“FDA”), the National Medical Products Administration of China (“NMPA”) and equivalent foreign regulatory authorities, except where the failure so to possess would, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such required material license, sub-license, certificate, authorization or permit, except as described in the Registration Statement and the Prospectus.

(aa) Title to Properties. The Company and its subsidiaries have good and marketable title to all real property and personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in subsection (x) above) owned by them, to the extent applicable, in each case free and clear of all liens, encumbrances and defects except as described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(bb) Tax Law Compliance. The Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could, individually or in the aggregate, reasonably be expected to have) a Material Adverse Effect.

(cc) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Placement ADSs or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Insurance. Except as described in or expressly contemplated by the Registration Statement and the Prospectus, the Company has insurance covering its property, operations, personnel and businesses, including clinical trial insurance as applicable and business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are reasonably adequate to protect the Company; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, Affiliates, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the ADSs, whether to facilitate the sale or resale of the Placement ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ff) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(gg) FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement ADSs is true, complete, correct and compliant with FINRA rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA rules or NASD conduct rules is true, complete and correct.

(hh) No Unlawful Contributions or Other Payments; Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the Company’s knowledge, any agent, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; (iii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (vi) has been the subject of any actual, or, to the Company’s knowledge, suspected, threatened allegations, government or regulatory investigations, litigation, voluntary, mandatory, or directed disclosure to any government entity (including but not limited to the U.S. Department of Justice, U.S. Securities Exchange Commission, or U.K. Serious Fraud Office), or whistleblower reports in any way related to the Anti-Corruption Laws; the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Placement ADSs in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws or Money Laundering Laws.

(ii) Compliance with Environmental Laws. Except in all cases where such violation, claim, request, notice, proceeding, investigation or other matter would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries: (x) is in compliance with all, and has not violated any, applicable federal, state or local laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution, hazardous or toxic substances, wastes, pollutants, contaminants or the protection of human health or safety, the environment or natural resources (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability of the Company, or obligation of the Company under or relating to, or any actual or potential violation of, any Environmental Laws by the Company, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and iii) except as described in the Registration Statement and the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, and (y) the Company is not aware of any facts regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(jj) ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Ascentage Pharma Group Inc. (“Ascentage US”) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any Plan; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor Ascentage US has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by Ascentage US in the current fiscal year of the Company and Ascentage US compared to the amount of such contributions made in the Company’s and Ascentage US’ most recently completed fiscal year; or (B) a material increase in the Company’s and Ascentage US’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s and Ascentage US’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Brokers. Except as set forth herein or otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(mm) Compliance with Applicable Laws. Each of the Company and its subsidiaries, as applicable (i) has operated and currently operates its business in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates, including, without limitation, requirements governing investigational drugs and devices under the U.S. Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, regulations relating to Good Clinical Practices and Good Laboratory Practices, the U.S. Animal Welfare Act and rules and regulations thereunder, the Investigational Device Exemption regulations and the Quality System Regulation, and the Drug Administration Law of the People's Republic of China (collectively, “Applicable Laws”), and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA, the NMPA, any court or arbitrator or governmental or other regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any permits required by any such Applicable Laws.

(nn) Dividend Restrictions. Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(oo) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong) and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(pp) Clinical Data and Regulatory Compliance. Any studies, tests and preclinical and clinical trials conducted by the Company and, to the Company’s knowledge, any studies, tests and preclinical and clinical trials conducted on behalf of the Company or in which the Company has participated, were, and if still pending are, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable rules and regulations, including those of the FDA, the NMPA and comparable regulatory agencies outside of the United States, to which the Company is subject and, for studies submitted to regulatory authorities as a basis for regulatory approval and preclinical and clinical trials, current Good Clinical Practices and Good Laboratory Practices except where the failure to be so conducted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement or the Prospectus, the Company has not received any notices or correspondence from the FDA or any other comparable federal, state, local or foreign governmental or regulatory authority requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(qq) Manufacturing Compliance. The manufacturing facilities and operations of Company’s suppliers and manufacturers are not, to the Company’s knowledge, operated in violation of applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(rr) Sanctions. Neither the Company nor any of its subsidiaries, nor any director officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Russia and Belarus (a “Sanctioned Jurisdiction”) in each case in violation of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Placement ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions unless otherwise authorized, or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; Since April 24, 2019, neither the  Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, is engaged in, or has engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction, unless otherwise authorized; the Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions. This section shall only be sought and given for the benefit of the Agents if and to the extent that doing so would be permissible for the Agents pursuant to (i) the Council Regulation (EC) No. 2271/96 of 22 November 1996 (the “EU Blocking Regulation”) or any other law or regulation implementing the EU Blocking Regulation in any member state of the European Union; (ii) the EU Blocking Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (iii section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz))).

(ss) Sarbanes-Oxley. To the extent applicable to the Company, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Stamp Taxes. Except for any net income, capital gains, franchise taxes imposed on the Agents by the People’s Republic of China (“PRC”), Hong Kong Special Administrative Regions (“Hong Kong SAR”) and the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Deposit Agreement) between the Agents and the jurisdiction imposing such tax, no stamp duties, issuance, transfer or other taxes or duties are payable by or on behalf of the Agents in the PRC, Hong Kong SAR, the Cayman Islands, the United States or any political subdivision or taxing authority thereof in connection with (A) the execution, delivery and performance of this Agreement and the Deposit Agreement, (B) the issuance and delivery of the Placement ADSs in the manner contemplated by this Agreement and the Prospectus, (C) the deposit of Placement ADSs with the Depositary, (D) the issuance of the Placement ADSs by the Depositary, (E) the sale and delivery to or by the Agents of the Placement ADSs as contemplated herein and in the Prospectus, or (F) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby (provided that no representation is made hereby with respect to any stamp duty (if any) payable in Hong Kong SAR in connection with any transfer of any shares or other securities that is chargeable to stamp duty under the laws of Hong Kong SAR, and any such stamp duty (if any) shall be for the account of the person(s) liable therefor under such laws); provided that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands and transfers of stock or rights thereto made within New York state may be subject to New York state stock transfer tax.

(uu) Cybersecurity. Except as stated in the Registration Statement and the Prospectus, and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, applications, technology, data and databases (including Personal Data (as defined below) and the data and information of their respective customers, employees, suppliers, vendors and any third party data) used in connection with the operation of the Company’s and its subsidiaries’ respective businesses and in the possession or otherwise in the control of the Company or any of its subsidiaries (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the Company’s knowledge, of all Trojan horses, time bombs, malware and other malicious code; (ii) the Company and each of its subsidiaries have taken reasonable technical and organizational measures to protect the IT Systems and Data and, without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, which controls, policies and procedures are designed to protect against and prevent security breaches, unauthorized destruction, loss, distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of any IT Systems and Data (“Breach”); and (iii) to the Company’s knowledge, there has been no such Breach and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(vv) Compliance with Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all of their internal privacy policies, privacy- and data protection-related contractual obligations, and applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household (in the case of household data, to the extent it is “Personal Information” under the California Consumer Privacy Act, as modified by the California Privacy Rights Act), or sensitive, confidential or regulated data or information (collectively, “Data Security Obligations,” and such data and information, “Personal Data”); (ii) the Company and its subsidiaries have not received any written notification of or written complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened in writing, alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries.

(ww) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(xx) Compliance with Health Care Laws. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries are, and have been, in compliance with all Health Care Laws in all material respects and to the extent applicable to the Company’s current business. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof, including the Drug Administration Law of the People's Republic of China. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the Company’s knowledge, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(yy) Authority to Enter into the Sales Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(zz) No Violation of Organizational Documents, Laws or Existing Instruments. Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa) Accuracy of Certain Disclosure. The statements set forth in the Registration Statement and the Prospectus under the captions “Description of American Depositary Shares” and “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the ADSs, the Ordinary Shares and the Deposit Agreement, are accurate, complete and fair in all material respects.

(bbb) No Material Labor Disturbances. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers or contractors, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement material to the Company.

(ccc) No Ratings. There are no debt securities or preferred stock issued or guaranteed by the Company nor any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(ddd) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(eee) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Cayman Islands, the PRC and the Hong Kong SAR and will be observed and given effect to by the courts of Cayman Islands, the PRC and the Hong Kong SAR, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus and subject to applicable mandatory laws of the Hong Kong SAR, considerations of public policy and bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity. The Company has the power to submit, and pursuant to Section 8(g) of this Agreement and Section 20(a) of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(fff) CSRC and SAFE compliance. Each of the Company and the Subsidiaries has taken all reasonable steps to inform each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE), except where such non-compliance would not have a Material Adverse Effect.

(ggg) PRC Mergers and Acquisitions Rules Compliance. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, and as amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Placement ADSs on the Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be materially and adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(hhh) Not an Actively-Traded Security. The Company’s ADS is not an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(iii) No Prior CSRC Submission. The Company has not submitted any undertakings in connection with the sales of Placement ADSs to CSRC or other PRC regulators that the Agents are not aware of.

(jjj) Outbound Investment Security Program. The Company is not engaged in any “covered activity,” as defined in 31 C.F.R. Part 850, Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern (“Outbound Investment Security Program”). Neither the Company nor any of its subsidiaries currently holds or has plans to hold, directly or indirectly, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of a person of a country of concern (as identified in the Outbound Investment Security Program) that engages in one or more “covered activities.” Notwithstanding the foregoing, the sale of Placement ADSs under this Agreement qualifies for the exemption applicable to investments in publicly traded securities under the Outbound Investment Security Program.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agents or counsel for the Agents in connection with an issuance of Placement ADSs shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 4(q) and Section 4(r) hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3: ISSUANCE AND SALE OF PLACEMENT ADSs

(a) Sale of Securities. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Placement ADSs through the applicable Agent acting as sales agent, or directly to the applicable Agent acting as principal, from time to time. Sales of the Placement ADSs, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the Principal Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period. The Company acknowledges and agrees that sales of Placement ADSs under this Agreement may be made through affiliates of the Agents, and that the Agents may otherwise fulfill their respective obligations pursuant to this Agreement to or through an affiliated broker-dealer. On any Trading Day, the Company may sell Placement ADSs through only one Agent.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Placement ADSs by delivering to the applicable Agent an Issuance Notice with at least six business day’s prior written notice, or such other period as may be agreed among the Company and the Agent; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Placement ADSs issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the applicable Agent may modify the list of such persons from time to time.

(ii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the applicable Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Placement ADSs with respect to which such Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Placement ADSs described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii) Method of Offer and Sale. The Placement ADSs may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market of the ADSs. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Placement ADSs by the applicable Agent shall be at such Agent’s discretion.

(iv) Confirmation to the Company. If acting as sales agent hereunder, the applicable Agent will provide written confirmation to the Company no later than the close of trading on the Principal Market on each Trading Day on which it has placed Placement ADSs hereunder setting forth the number of Placement ADSs sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v) Settlement. Each issuance of Placement ADSs will be settled on the applicable Settlement Date for such issuance of Placement ADSs and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause the Depositary to, issue the Placement ADSs being sold by crediting the applicable Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement ADSs, which in all cases shall be duly authorized, freely tradable, transferable, registered ADSs in good deliverable form, the applicable Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Placement ADSs to the applicable Agent as principal at a price agreed upon at each relevant time Placement ADSs are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the applicable Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Placement ADSs, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Placement ADSs placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Placement ADSs after the applicable Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Placement ADSs; and (C) if the Company or the Depositary (under the Deposit Agreement) defaults in its obligation to deliver Placement ADSs on a Settlement Date, the Company agrees that it will (i) hold the applicable Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Depositary and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agents may borrow Placement ADSs from stock lenders in the event that the Company has not delivered Placement ADSs to settle sales as required by subsection (v) above, and may use the Placement ADSs to settle or close out such borrowings. The Company agrees that no such notice shall be effective against an Agent unless it is made to the persons identified in writing by such Agent pursuant to Section 3(b)(i).

(vii) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that any Agent will be successful in placing Placement ADSs; (B) no Agent will incur any liability or obligation to the Company or any other Person if it does not sell Placement ADSs; and (C) no Agent shall be under any obligation to purchase Placement ADSs on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Agent and the Company.

(viii) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agents agree that the Company shall not deliver any Issuance Notice to the applicable Agent, and no Agent shall be obligated to place any Placement ADSs, (i) during the period commencing on the date of this Agreement and ending immediately prior to the filing with, or furnishing to, the SEC of a Form 6-K containing the Company's financial results for the six months ended June 30, 2026, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time when the Company has imposed a trading blackout.

(ix) Fees. As compensation for services rendered, the Company shall pay to the applicable Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the applicable Agent deducting the Selling Commission from the applicable Issuance Amount.

(x) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Placement ADSs (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent for the Ordinary Shares and the fees and expenses of the Depositary for the ADSs; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement ADSs; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Agents of such qualifications, registrations, determinations and exemptions (such fees and expenses of counsel for the Agents not to exceed $10,000 in the aggregate); (vii) the reasonable fees and disbursements of the Agents’ counsel, including the reasonable fees and expenses of counsel for the Agents in connection with, FINRA review, if any, and approval of the Agents’ participation in the offering and distribution of the Placement ADSs (such fees and expenses of counsel for the Agents not to exceed $10,000 in the aggregate); (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Placement ADSs on the Principal Market or listing the Ordinary Shares on the SEHK.

Section 4: ADDITIONAL COVENANTS

The Company covenants and agrees with the Agents as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act, as applicable to the Company, in the manner and within the time periods required by the Exchange Act; and (ii) either, in the Company’s sole discretion, include in an annual report on Form 20-F or a report on Form 6-K filed or submitted by the Company in respect of any quarterly period or fiscal interim period, as applicable, in which sales of Placement ADSs were made by or through an Agent under this Agreement, a summary detailing, for the relevant period, (1) the number of Placement ADSs, if any, sold by or through an Agent pursuant to this Agreement during such period and (2) the net proceeds, if any, received by the Company from such sales or, to the extent required by applicable law. For the avoidance of doubt, any report on Form 6-K filed or submitted by the Company under clause (ii) herein in respect of any quarterly period that is not a fiscal interim period, such report shall solely provide the information required in clause (ii) and does not create an obligation for the Company to provide any other financial information for such quarter. In addition, the Company shall not be obligated to provide or otherwise disclose to the Agents any non-public information related to the sale of Placement ADSs sold under this Agreement other than in connection with a Company Periodic Report Date, including any such non-public information provided or disclosed to SEHK.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; and (v) of the Company ceasing to be eligible to use the automatic shelf registration statement form. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agents or counsel for the Agents it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agents’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and Section 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interests not to file such amendment or supplement; provided, however, the Company agrees not to provide an Issuance Notice or otherwise sell under this Agreement until such amendment or supplement is filed or it is determined that such amendment or supplement is no longer required; provided further, that the failure of the Company to file such amendment or supplement request shall not relieve the Company of any obligation or liability under Section 3(d) or Section 6 hereof, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement.

(d) Agents’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, insofar as such proposed amendment or supplement relates to the transactions contemplated hereby, and the Company shall not file or use any such proposed amendment or supplement without the Agents’ prior consent, which consent will not be unreasonably withheld, conditioned or delayed, and the Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agents has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agents’ consent, which consent will not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agents, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agents may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Placement ADSs (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agents’ consent, which consent will not be unreasonably withheld, conditioned or delayed.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in any Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Agent that such Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Placement ADSs, the Company agrees to furnish the Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Placement ADSs and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to request that the Agents suspend offers to sell Placement ADSs (and, if so notified, the Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agents promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period any Agent is required to deliver a prospectus in respect of transactions in the Placement ADSs, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Blue Sky Compliance. The Company shall cooperate with the Agents and counsel for the Agents to qualify or register the Placement ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or securities laws of those jurisdictions designated by the Agents, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Placement ADSs. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Placement ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof as soon as practicable.

(j) Earnings Statement. To the extent not available on EDGAR, as soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal interim period of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 4(j).

(k) Listing; Reservation of Ordinary Shares. (a) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Placement ADSs on, and satisfy the requirements of, the Principal Market and the listing of the Ordinary Shares on, and satisfy the requirements of, the SEHK; and (b) the Company will reserve and keep available at all times, free of preemptive rights, sufficient Ordinary Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement, including deposit with the Depositary for issuance of the Placement ADSs.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(m) Depositary. The Company has engaged and will maintain, at its sole expense, a depositary for the ADSs.

(n) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agents may reasonably request from time to time.

(o) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Placement ADSs on a Settlement Date shall be deemed to be (i) an affirmation to the applicable Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agents if any of such representations and warranties will not be true and correct as of the Settlement Date for the Placement ADSs relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Placement ADSs).

(p) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Placement ADSs or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an annual report on Form 20-F or a report on Form 6-K filed by the Company in respect of any fiscal interim period (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or report on Form 6-K filed by the Company in respect of any fiscal interim period), in each case, of the Company;

(C) the filing with the Commission of a Report on Form 6-K of the Company containing amended financial information that is considered “filed” under the Exchange Act; or

(D) otherwise as each Agent may reasonably request;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agents (but in the case of clause (C) above only if the Agents reasonably determine that the information contained in such report on Form 6-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, (C) confirming that there are no material changes to the Company’s business or intellectual property, as applicable, during the period covered by such report, and (D) containing any other certification that the Agents shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement ADSs hereunder (which for such fiscal interim period shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Triggering Event Date when a suspension was in effect and did not provide the Agents with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Placement ADSs or any Agent sells any Placement ADSs pursuant to such instructions, the Company shall provide the Agents with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Placement ADSs are issued.

(q) Company Legal Opinions and Negative Assurance Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agents (i) a written legal opinion and negative assurance letter from DLA Piper LLP (US), U.S. counsel for the Company, (ii) a written legal opinion from DLA Piper (Hong Kong), Hong Kong counsel for the Company, (iii) a written legal opinion from JunHe LLP, PRC counsel for the Company, (iv) a written legal opinion from Walkers (Hong Kong), Cayman Islands counsel for the Company and Ascentage Investment International, a subsidiary of the Company, (v) a written legal opinion from Goodwin Procter LLP, intellectual property counsel for the Company with respect to certain U.S. intellectual property matters, (vi) a written legal opinion from Honigman LLP, intellectual property counsel for the Company with respect to certain U.S. intellectual property matters, (vii) a written legal opinion from JunHe LLP, intellectual property counsel for the Company with respect to certain U.S. intellectual property matters, (viii) a written legal opinion from JunHe LLP, intellectual property counsel for the Company with respect to certain PRC intellectual property matters, (ix) a written legal opinion from Barnes & Thornburg LLP, intellectual property counsel for the Company with respect to certain U.S. intellectual property matters, (x) a written legal opinion from Marshall, Gerstein and Borun LLP, intellectual property counsel for the University of Michigan, and (xi) a written legal opinion from the University of Michigan, the licensor of certain U.S. patents and patent applications licensed to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided that (i) the Company shall be required to furnish no more than one full set of written legal opinions and negative assurance letters, as applicable, of Company counsel in connection with the filing of an annual report on Form 20-F and (ii) with respect to any report on 6-K filed in connection with an interim fiscal period other than an Annual Report on Form 20-F, unless otherwise requested by the Agents, (A) the Company shall only be required to furnish or cause to be furnished to the Agents written opinions and/or negative assurance letters set forth in clauses (i) through (iv) referred to in this Section 4(q), in form and substance reasonably satisfactory to the Agents and their counsel, and (B) no opinions shall be required for clause (v) through (xi) referred to in this Section 4(q) and the Agents shall rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). The requirement to provide the opinions and negative assurance letters under this Section 4(q) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement ADSs hereunder (which for such fiscal interim period shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Triggering Event Date when a suspension was in effect and did not provide the Agents with the opinions and negative assurance letters under this Section 4(q), then before the Company delivers the instructions for the sale of Placement ADSs or any Agent sells any Placement ADSs pursuant to such instructions, the Company shall provide the Agents with the full set of opinions and negative assurance letters in conformity with this Section 4(q) dated as of the date that the instructions for the sale of Placement ADSs are issued.

(r) Depositary Legal Opinion. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Depositary shall cause to be furnished to the Agents a written legal opinion from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, each dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided that (i) the counsel for the Depositary shall be required to furnish no more than one full set of written legal opinion in connection with the filing of an annual report on Form 20-F and (ii) with respect to any report on 6-K filed in connection with an interim fiscal period other than an Annual Report on 20-F, the counsel for the Depositary may, in lieu of such opinion, furnish a reliance letter permitting the Agents to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(s) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agents, the Company shall also cause a comfort letter to be furnished to the Agents upon the occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements, promptly following the filing of such report on Form 6-K. After the initial comfort letter is furnished on or prior to the date of the first Issuance Notice, the Company shall be required to furnish no more than one comfort letter hereunder per fiscal interim period. Notwithstanding anything to the contrary, it is understood and agreed between the Company and the Agents that no Agent shall be obligated to make any offer or sale of Placement ADSs at any time after the lapse of 135 days from the date of the most recent financial statements reviewed or audited by the independent registered public accounting firm and included in their then latest comfort letter, unless and until a new comfort letter, in form and substance reasonably satisfactory to the Agents and their counsel, has been delivered to the Agents with respect to the most recently completed quarterly or interim period, as applicable, subject to any changes in PCOAB rules.

(t) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agents a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Placement ADSs pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents shall reasonably request.

(u) Agents’ Own Account; Clients’ Account. The Company consents to the Agents trading, in compliance with applicable law, in the ADSs for the Agents’ own account and for the account of their clients at the same time as sales of the Placement ADSs occur pursuant to this Agreement.

(v) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Placement ADSs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(w) Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Placement ADSs or any other reference security, whether to facilitate the sale or resale of the Placement ADSs or otherwise, and the Company will, and shall use commercially reasonable efforts to cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Placement ADSs or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agents (or, if later, at the time stated in the notice), the Company will, and shall use commercially reasonable efforts to cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agents if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Original Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Placement ADSs purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Placement ADSs, in form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Placement ADSs, in form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline, and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Placement ADSs to continue as contemplated in the expired registration statement.

(y) Ceasing Eligibility for Use of Automatic Shelf Registration Statement Form. If, at any time during the term of this Agreement or otherwise when Placement ADSs purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Placement ADSs, in form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Placement ADSs to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.

(z) Notice of Other Sale. Upon commencement of an offering of Placement ADSs under this Agreement and until the close of business on the Settlement Date for any related transaction, unless the Company gives the Agents at least two business days’ prior written notice, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Ordinary Shares or securities convertible into or exchangeable for ADSs or Ordinary Shares (other than Placement ADSs hereunder), warrants or any rights to purchase or acquire ADSs or Ordinary Shares; and without the written consent of the Agents, will not directly or indirectly enter into any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction to offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Ordinary Shares (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable for ADSs or Ordinary Shares, warrants or any rights to purchase or acquire ADSs or Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance and sale of the Placement ADSs to be sold hereunder, (ii) issuance or sale of Ordinary Shares, ADSs, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise, settlement or vesting of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, whether now in effect or hereafter implemented, (iii) issuance or sale of Ordinary Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise, settlement or vesting of warrants, options or other equity awards outstanding at the date of this Agreement or granted or issued after the date of this Agreement in compliance with this Section 4(z), (iv) modification of any outstanding options, warrants or any rights to purchase or acquire Ordinary Shares or ADSs, (v) the filing of one or more registration statements on Form S-8 with the Commission with respect to Ordinary Shares or ADSs issued or issuable under any equity compensation or incentive plans, (vi) any Ordinary Shares, ADSs or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements, or lending agreements or arrangements) or any acquisition of assets or acquisition of equity of another entity, or (vii) any offer or sale of Ordinary Shares on the SEHK.

(aa) Advanced Notification. The Company will not sell any Placement ADSs through any Agent without giving such Agent at least six business day’s prior written notice, or such other period as may be agreed among the Company and the Agent, by email.

(bb) CSRC Filing. The Company (A) will comply with all requirements and timely submit all requisite filings in connection with the sale of the Placement ADSs (including, without limitation, the filing report of the Company in relation to the sale of Placement ADSs, including any amendments, supplements and/or modifications thereof, to be submitted to the CSRC pursuant to Article 13 of the CSRC Filing Rules (as defined below) (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”)) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any written notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by or on behalf of the Company will be in compliance with the disclosure requirements pursuant to the CSRC Filing Rules; (B) will make CSRC Filings required by the rules of the CSRC and perform other obligations required thereby, including obligations in connection with (a) the maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (b) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); (c) maintenance of confidentiality of any Relevant Information and (d) where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Rules), prompt notification to the CSRC or the relevant PRC government authorities and providing it with such material information in accordance with the applicable laws, and promptly notifying the Agents of such material information to the extent permitted by the applicable laws; (C) will ensure that each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC relating to or in connection with the sales of the Placement ADSs pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC pursuant to Article 13 of the CSRC Filing Rules and CSRC Filings will be complete, true and accurate and not misleading in any respect, and will not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect or contain any statement or commentary that in any manner misrepresents, disparages or being defamatory of any person or any jurisdiction as of the date of relevant filing with the CSRC.

(cc)  CSRC Undertaking. In connection with the sale of the Placement ADSs subject to the CSRC Filing Rules, the Company will (i) provide information and assistance as reasonably requested by the Agents, (ii) maintain compliance with the CSRC Rules regarding the accuracy and adequacy of information provided in the documents submitted to the CSRC, (iii) ensure there are no circumstances prohibiting the sale of Placement ADSs under CSRC Rules, (iv) comply with PRC data and confidentiality laws regarding the offering, and (v) indemnify and hold harmless the Agents, and any individual acting on behalf of the Agents, including any individual signing any letter of undertaking in connection with the sale of the Placement ADSs, against any and all losses, claims, damages or liabilities, joint or several, and any actions in respect thereof (including, without limitation, any losses, claims, damages, liabilities or actions relating to the purchase or sale of the Placement ADSs).

(dd) CSRC Indemnification. The Company shall, on the date hereof, execute and deliver a back-to-back confirmation and an indemnification letter to the Agents with respect to, among other things, the truth, accuracy and completeness of information contained in each CSRC Filings, in a form substantially agreed with such Agents.

Section 5: CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Applicable Agent to Sell Placement ADSs. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the applicable Agent to use its commercially reasonable efforts to place Placement ADSs during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(q), Section 4(r) and Section 4(s). (ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agents there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Placement ADSs) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Placement ADSs) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, by the Principal Market or by the SEHK or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agents is material and adverse and makes it impracticable to market the Placement ADSs in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(v) Agents’ Counsel Opinion and Negative Assurances Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, (i) Davis Polk & Wardwell LLP, the Agents’ U.S. counsel, shall have furnished to the Agents a negative assurance letter and written legal opinion and (ii) Commerce & Finance Law Offices, the Agents’ PRC counsel shall have furnished to the Agents a written legal opinion, each dated the date of delivery, in form and substance reasonably satisfactory to the Agents, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(b) Documents Required to be Delivered on each Issuance Notice Date. The applicable Agent’s obligation to use its commercially reasonable efforts to place Placement ADSs hereunder shall additionally be conditioned upon the delivery to such Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to such Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. No Agent shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6: INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act (collectively, the “Agent Indemnitees”) against any loss, claim, damage, liability or expense, to which any Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Placement ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any act or failure to act or any alleged act or failure to act by any Agent in connection with, or relating in any manner to, the Placement ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Agent through its bad faith or willful misconduct, and to reimburse each Agent and each such officer, employee and controlling person for any and all documented expenses (including the documented fees and disbursements of counsel chosen by the Agents) as such expenses are reasonably incurred by such Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; or (iv) in any of the CSRC Filings relating to or in connection with sales of Placement ADSs or any amendments or supplements thereto (whether or not approved by the Agents or any of them) containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of sales of Placement ADSs or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction, in each case and reimburse each such Agent Indemnitees for any legal or other out-of-pocket expenses incurred by such person in connection with investigating or defending against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental or regulatory inquiry related to the sale of Placement ADSs, whether or not such foregoing person is a party to any action or proceeding; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in the first two sentences of the second to last paragraph of the “Plan of Distribution” section in the Prospectus (the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Indemnitees”) against any loss, claim, damage, liability or expense, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Placement ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Company and each such director, officer and controlling person for any and all documented expenses (including the documented fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply to any loss, claim damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Agent Information furnished by such Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that such Agent may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each applicable Agent, on the other hand, from the offering of the Placement ADSs pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each applicable Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each applicable Agent, on the other hand, in connection with the offering of the Placement ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Placement ADSs (before deducting expenses) received by the Company bear to the total commissions received by such Agent. The relative fault of the Company, on the one hand, and each applicable Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), no Agent shall be required to contribute any amount in excess of the agent fees received by such Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each Agent Indemnitee (other than the Agents) shall have the same rights to contribution as such Agent, and each Company Indemnitee shall have the same rights to contribution as the Company.

Section 7: TERMINATION AND SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until terminated by a party pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon providing two (2) Trading Days’ prior written notice to the other parties hereto; provided that, (A) this Agreement and the obligations hereunder will remain in full force and effect with respect to the Agents that have not so terminated their obligations, (B) if the Company terminates this Agreement after an Agent confirms to the Company any sale of Placement ADSs, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Placement ADSs, and (C) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Placement ADSs, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Placement ADSs sold hereunder and any termination of this Agreement.

Section 8: MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 4(a) of this Agreement, in the Company’s annual reports on Form 20-F or reports on Form 6-K filed by the Company in respect of any interim period. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agents, (ii) when acting as a principal under this Agreement, each respective Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such, Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by email or any standard form of telecommunication. Notices to the Agents shall be directed to them: Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, facsimile number 1-646-291-1469; Deutsche Bank AG, Hong Kong Branch is 60/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Prospectus Department (email: Prospectus.cpdg@db.com); BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets (email: BTIGUSATMTrading@btig.com), with a copy which shall not constitute notice to BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, CA 94104, Attention: General Counsel and Chief Compliance Officer (Email: BTIGcompliance@btig.com, IBLegal@btig.com). Placement notices to BTIG shall be directed to Carrie Taylor (Email: ctaylor@btig.com, BTIGUSATMTrading@btig.com, BTIGcompliance@btig.com); and notices to the Company shall be directed to it at Ascentage Pharma Group Inc., located at 700 King Farm Blvd, Suite 510, Rockville, Maryland 20850, Attention: Chief Financial Officer (email: Veet.Misra@ascentage.com), with a copy to General Counsel (email: thomas.knapp@ascentage.com).

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Placement ADSs as such from an Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto not located in the United States irrevocably appoints Ascentage Pharma Group Inc., located at 700 King Farm Blvd, Suite 510, Rockville, Maryland 20850 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”), each of the Company and the Agents irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction of any Cayman Islands, Hong Kong SAR, the PRC, U.S. federal or New York state court, from service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and, with respect to a judgment of any Specified Court (a “Related Judgment”), each of the Company and the Agents waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 9: Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers.

(a) Exercise of European Union Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Agent and any other party to this Agreement, each of the other parties to this Agreement acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Agent (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(C)	the cancellation of the BRRD Liability; or

(D)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/application/files/9616/1537/4785/EU_BAIL-IN_Legislation_Schedule.pdf; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

Section 10: MiFID II Product Governance.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)	Deutsche Bank (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Placement ADSs and the related information set out in any announcements in connection with the Placement ADSs; and

(b)	the other parties to this Agreement (other than Deutsche Bank) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Placement ADSs by the Manufacturer and the related information set out in any announcements in connection with the Placement ADSs.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

ASCENTAGE PHARMA GROUP INTERNATIONAL

By:	/s/ Dajun Yang
Name:	Dajun Yang, MD., PHD
Title:	Chairman and Chief Executive Officer

[Signature Page to the Sales Agreement]

The foregoing Agreement is hereby confirmed and accepted by each Agent in New York, New York as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Whittaker
Name:	John Whittaker
Title:	Managing Director

DEUTSCHE BANK AG, HONG KONG BRANCH
(Incorporated in the Federal Republic of Germany and its members’ liability is limited)

By:	/s/ Rui Wang
Name:	Rui Wang
Title:	Managing Director

By:	/s/ Albert Chang
Name:	Albert Chang
Title:	Managing Director

BTIG, LLC

By:	/s/ Bob Dentice
Name:	Bob Dentice
Title:	Managing Director

[Signature Page to the Sales Agreement]

EXHIBIT A

ISSUANCE NOTICE

[Date]

[Applicable Agent]
[Address of Applicable Agent]

Attn: [__________]

Reference is made to the Sales Agreement between Ascentage Pharma Group International (the “Company”) and Citigroup Global Markets Inc., Deutsche Bank AG, Hong Kong Branch and BTIG, LLC (each, an “Agent,” and collectively, the “Agents”) dated as of July 17, 2026. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

_______________________

Issuance Amount (equal to the total Sales Price for such Placement ADSs):

$_____________________________

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the applicable Agent, which consent may be withheld in such Agent’s sole discretion): $ ____ per Placement ADS

Comments:

Ascentage Pharma Group International

By:
Name:
Title:

48